Exhibit 15.8

FIRST AMENDMENT TO THE CREDIT AGREEMENT

-	Number : 65.

-	At 15.05 (five past fifteen) West Indonesia Time.

-	On this day, Tuesday, 30-10-2007 (thirtieth of October two thousand and seven).

-	Appeared before me, Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary, and whose names shall be mentioned at the end of this deed:

I.

Mrs. DHALIA ARIOTEDJO, born in Slangor, on 15-12-1957 (fifteenth of December one thousand nine hundred and fifty seven), Indonesian Citizen, Director of the Company to be mentioned below, residing in South Jakarta, at Jalan Anggur III/30 B, Neighborhood Ward 012, Neighborhood Block 006, Cipete Selatan Sub-district, Cilandak District.

Holder of Identity Card number : 09.5306.551257.0526.

According to her statement in this matter acting:

a.	In her aforementioned capacities.

b.

By virtue of the power of attorney privately drawn up dated 24-10-2007 (twenty-fourth of October two thousand and seven) Number : 355/ST/DIR/2007, duly stamped and the original of which was presented to me, Notary, from and therefore, for and on behalf as well as lawfully representing:

Mister ANTONY BRENT ELAM, Director of the Company to be mentioned below, residing in Jakarta.

The Attorney and Principal of which in this matter represented respectively acting in their aforementioned capacities therefore jointly representing the Board of Directors of and therefore acting for and on behalf of as well as lawfully representing PT BANK CENTRAL ASIA Tbk, domiciled and having its registered office in Jakarta, the articles of association of which and the amendments thereto have been announced in the Official Gazette of the Republic of Indonesia consecutively:

-	on 14-04-2000 (fourteenth of April two thousand) number : 30, Supplement number : 1871;

-	on 10-07-2001 (tenth of July two thousand and one) number : 55, Supplement number : 273;

-	on 04-09-2001 (fourth of September two thousand and one) number : 71, Supplement number : 345;

-	on 25-06-2002 (twenty-fifth of June two thousand and two) number : 51, Supplement number : 438;

-	on 23-08-2002 (twenty-third of August two thousand and two) number : 68, Supplement number : 602;

-	on 18-02-2003 (eighteenth of February two thousand and three) number : 14, Supplement number : 132;

-	on 20-02-2007 (twentieth of February two thousand and seven) number : 15, Supplement number : 185;

-	PT BANK CENTRAL ASIA Tbk, hereinafter referred to as:

BCA.

II.

Mr. JOHNNY SWANDI SJAM, born in Jakarta, on 15-08-1960 (fifteenth of August one thousand nine hundred and sixty), Indonesian Citizen, the President Director of the company to be mentioned below, residing in East Jakarta, at Jalan Pulo Asem I number : 10, Neighborhood Ward 003, Neighborhood Block 001, Jati Sub-district, Pulo Gadung District.

-	Holder of Identity Card number : 09.5402.150860.0425.

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According to his statement in this matter acting in his aforementioned capacity, therefore representing the Board of Directors, while in order to take the legal action herein according to his statement has obtained the approval from the Board the Commissioners of the Company to be mentioned below, all of the foregoing as described in the Circular Resolution of the Board of Commissioners of PT Indosat Tbk In Lieu of The Board of Commissioners Meeting privately drawn up dully stamped dated 12-03-2007 (twelfth of March two thousand and seven) Number : 01/12-03-07 the original of which was presented to me, Notary, from and therefore for and on behalf of as well as lawfully representing PT INDOSAT Tbk, domiciled in Jakarta the articles of association of which have been changed several time under:

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deed dated 08-03-2004 (eighth of March two thousand and four) number : 7, drawn up before me, Notary, report of the amendments to the articles of association of which has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 08-03-2004 (eighth of March two thousand and four) number : C-05582 HT.01.04.TH.2004;

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deed dated 30-09-2004 (thirtieth of September two thousand and four) number : 145, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, which has obtained approval from the Ministry of Justice and Human Rights of the Republic of Indonesia under its letter dated 02-12-2004 (second of December two thousand and four) number : C-29270 HT.01.04.TH.2004 and report of the amendments to the articles of association of which has been received and registered in the Database Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 08-12-2004 (eighth of December two thousand and four) number : C-29786 HT.01.04 TH.2004;

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deed dated 24-12-2004 (twenty-fourth of December two thousand and four) number : 141, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 04-01-2005 (fourth of January two thousand and five) number : C-00088 HT.01.04.TH.2005;

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deed dated 14-01-2005 (fourteenth of January two thousand and five) number : 79, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, report of the amendments to its articles of association has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 04-02-2005 (fourth of February two thousand and five) number : C-03065 HT.01.04.TH.2005;

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deed dated 28-04-2005 (twenty-eighth of April two thousand and five) number : 150, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum of the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 19-05-2005 (nineteenth of May two thousand and five) number : C-13673 HT.01.04.TH.2005;

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dated 22-07-2005 (twenty-second of July two thousand and five) number : 157, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 08-08-2005 (eighth of August two thousand and five) number : C-21968 HT.01.04.TH.2005;

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deed dated 21-10-2005 (twenty-first of October two thousand and five) number : 145, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 02-12-2005 (second of December two thousand and five) number : C-32142. HT.01.04.TH.2005;

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dated 21-10-2005 (twenty-first of October two thousand and five) number : 146, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 16-12-2005 (sixteenth of December two thousand and five) number : C-33508. HT.01.04.TH.2005;

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deed dated 23-01-2006 (twenty-third of January two thousand and six) number : 122, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 15-02-2006 (fifteenth of February two thousand and six) number : C-04216. HT.01.04.TH.2006;

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deed dated 05-05-2006 (fifth of May two thousand and six) number : 31, drawn up before SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 02-06-2006 (second of June two thousand and six) number : C-16129. HT.01.04.TH.2006;

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deed dated 21-09-2006 (twenty-fist of September two thousand and six) number : 129, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 05-10-2006 (fifth of October two thousand and six) number : W7-HT.01.04-1787;

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deed dated 09-11-2006 (ninth of November two thousand and six) number : 38, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta, the deed of which its notification has been received and registered in the Database of Sisminbakum the Directorate General of General Law Administration of the Ministry of Justice and Human Rights of the Republic of Indonesia dated 28-11-2006 (twenty-eighth of November two thousand and six) number : W7-HT.01.04-4134;

The last composition of the Board of Directors and the Board of Commissioners as set forth in the deed dated 05-06-2007 (fifth of June two thousand and seven) number : 17, drawn up before AULIA TAUFANI, Sarjana Hukum, at that time the substitute of SUTJIPTO, Sarjana Hukum, Notary in Jakarta.

PT INDOSAT Tbk hereinafter referred to as : DEBTOR

The appearers respectively acting in their aforementioned capacities, state first in this deed:

A.

Whereas the DEBTOR has obtained Credit Facility from BCA in the form of investment credit facility up to the maximum principal amount of Rp. 1,600,000,000,000.00 (one trillion six hundred billion Rupiah) as described in the deed of Credit

Agreement number : 75 dated 28-08-2007 (twenty-eighth of August two thousand and seven), drawn up before me, Notary (hereinafter the deed of Credit Agreement including its each amendments, extension and renewal shall referred to as “Credit Agreement”).

B.

Whereas by its letter dated 19-09-2007 (nineteenth of September two thousand and seven) Number : 7902/GKB/2007, BCA has submitted Credit Extension Offering Letter (SPPK) for additional investment credit facility of RP. 400,000,000,000.00 (four hundred billion Rupiah) in which the DEBTOR has then agreed to obtain an additional principal amount of the aforementioned investment credit facility on 20-09-2007 (twentieth of September two thousand and seven).

Based on the aforementioned matters, BCA and the DEBTOR agree to amend the terms and conditions of the Credit Agreement by executing the deed of this First Amendments to the Credit Agreement (“First Amendments to the Credit Agreement”), under the following terms and conditions:

Article 1

BCA and the DEBTOR agree and covenant to amend several terms and conditions set forth in the Credit Agreement as follows:

1.	To amend the definition of “Credit Facility” as set forth in article 1 of Credit Agreement, so that hereinafter it shall read as follows:

“Credit Facility” shall be the First Phase Investment Credit Facility and the Second Phase Investment Credit Facility approved by BCA to be extended to the DEBTOR as described in article 2 of Credit Agreement based on the terms and conditions hereof.

2.	To amend the provisions of article 2.1 of Credit Agreement, so that hereinafter it shall read as follows:

With due observance terms and conditions of the Credit Agreement, BCA agrees to extend Credit Facility to the DEBTOR in the form of investment credit facility up to a maximum principal amount of Rp. 2,000,000,000,000.00 (two trillion Rupiah) comprising:

a.

1st phase investment credit facility, with a maximum principal amount of Rp. 1,600,000,000,000.00 (one trillion six hundred billion Rupiah) (hereinafter referred to as the “First Phase Investment Credit Facility”);

b.

2nd phase investment credit facility, with a maximum principal amount of Rp. 400,000,000,000.00 (four hundred billion Rupiah) (hereinafter referred to as the “Second Phase Investment Credit Facility”);

3.	To amend the provisions of article 3.1 of Credit Agreement, so that hereinafter it shall read as follows:

With due observance the terms and conditions of the Credit Agreement, the Credit Facility Withdrawal period shall be stipulated as follows:

a.	For the First Phase Investment Credit Facility, shall be from 28-08-2007 (twenty-eighth of August two thousand and seven) and ended on 28-10-2007 (twenty-eighth of October two thousand and seven);

b.

For the Second Phase Investment Credit Facility, shall be from today’s date, 30-10-2007 (thirtieth of October two thousand and seven) and ended on 31-12-2007 (thirty-first of December two thousand and seven).

4.	To amend the provisions of article 4.4 sub-article (a) of Credit Agreement, so that hereinafter it shall read as follows:

a.	Provisions in the amount of 0.25% (zero point twenty-five percent) calculated from each:

(i)	Amount of First Phase Investment Credit Facility which must be paid 1 (one) time namely, on the withdrawal of the First Phase Investment Credit Facility; and

(ii)	Amount of Second Phase Investment Credit Facility, which must be paid 1 (one) time namely, on the withdrawal date of the Second Phase Investment Credit Facility.

5.	To amend the provisions of article 7.1 of Credit Agreement, so that hereinafter it shall read as follows:

7.1.

Debt payment must be conducted by the DEBTOR in the same currency as Credit Facility extended by BCA and must has been received effectively by BCA in its branch office at Jalan Jenderal Sudirman Kaveling 22-23, Jakarta, by no later than at 14.00 (fourteen) hours of local time at every first anniversary date of the First Phase Credit Facility withdrawal each year, provided that the provisions of schedule and installment payment amount (hereinafter referred to as “List of Installment”) as follows:

-	1st (first) Anniversary of the first withdrawal date of First Phase Credit Facility : 10% (ten percent) of total principal amount of Credit Facility withdrawn;

-	2nd (second) Anniversary of the first withdrawal date of First Phase Credit Facility : 10% (ten percent) of total principal amount of Credit Facility withdrawn;

-	3rd (third) Anniversary of the first withdrawal date of First Phase Credit Facility : 15% (fifteen percent) of total principal amount of Credit Facility withdrawn;

-	4th (fourth) Anniversary of the first withdrawal date of First Phase Credit Facility : 15% (fifteen percent) of total principal amount of Credit Facility withdrawn;

-	5th (fifth) Anniversary of the first withdrawal date of First Phase Credit Facility : 50% (fifty percent) of total principal amount of Credit Facility withdrawn;

Article 2

All terms and conditions as stipulated in the Credit Agreement shall remain in effect and shall bind BCA and the DEBTOR, except specifically concerning matters set forth in the First Amendments to the Credit Agreement, so that the First Amendment to the Credit Agreement and the Credit Agreement or the Credit Agreement and the First Amendments to the Credit Agreement shall constitute an inseparable covenant and agreement.

Article 3

The First Amendments to this Credit Agreement shall become effective as of the date the First Amendments to this Credit Agreement is signed by BCA and the DEBTOR.

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The appearers state hereby to secure the accuracy the appearers’ identity in accordance with the identity cards presented to me, Notary and shall be fully responsible for the aforementioned matter and subsequently the appearers also state that they have understood the contents of this deed.

-	Based on the aforementioned matters,

In witness whereof,

this Deed was drawn up as a minutes and read out as well as executed in Jakarta on the day and date mentioned in the preamble of this deed in the presence of:

1.

Mrs. INDAH FATMAWATI, Sarjana Hukum, born in Jakarta, on 28-07-1959 (twenty-eighth of July one thousand nine hundred and fifty-nine), Indonesian Citizen, residing in South Jakarta, at Tebet Timur Dalam VI K/4, Neighborhood Ward 003, Neighborhood Block 006, Tebet Timur Sub-district, Tebet District, Holder of Identity Card number : 09.5007.680759.0199.

2.

Mrs. DIYAH SUWATI, born in Solo, on 26-10-1964 (twenty-sixth of October one thousand nine hundred and sixty-four), Indonesian Citizen, private person, residing in Tangerang, at Jalan Talas II, Pondok Cabe Ilir, Neigborhood Ward 02, Neighborhood Block 01, Pondok Cabe Ilir Sub-district, Pamulang District. Holder of Identity Card number : 3219222004.1786503. Temporarily being in Jakarta.

Both are Assistant to the Notary, as witnesses.

-Upon having been read out by me, Notary, to the appearers and witnesses, this deed was forthwith signed by the appearers, witnesses and me, Notary.

-Drawn up with one deletion and replacement.

- The Minutes of this Deed have been duly signed.

= ISSUED AS A TRUE COPY = [Signed and stamped on one Rp.6,000 stamp duty; stamp reads: Mrs. POERBANINGSIH ADI WARSITO, SH. NOTARY IN JAKARTA]

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